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Exhibit (a)(5) Form of Letter to Clients

                               Ventro Corporation
                           Offer To Purchase For Cash
           All Outstanding 6% Convertible Subordinated Notes Due 2007
                            (CUSIP No. 922815 AA 3)
                                       at
                   $270 Per $1,000 Principal Amount of Notes

  THIS OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MARCH 23, 2001,
                         UNLESS THE OFFER IS EXTENDED.

                                                               February 26, 2001

To Our Clients:

     Ventro Corporation, a Delaware corporation (the "Company"), is offering to purchase for cash, on the terms and subject to the conditions set forth in the Offer to Purchase dated February 26, 2001 (as it may be supplemented or amended from time to time, the "Offer to Purchase") and the related Letter of Transmittal (as it may be supplemented or amended from time to time, the "Letter of Transmittal," and, together with the Offer to Purchase, the "Offer"), all of its outstanding 6% convertible subordinated notes due 2007 (the "Notes"). Enclosed for your consideration are copies of the Offer to Purchase and Letter of Transmittal. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Offer to Purchase.

     This material is being forwarded to you as the beneficial owner of Notes held by us for your account but not registered in your name. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Notes held by us for your account. A tender of such Notes may be made only by us as the registered holder and only pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender the Notes held by us for your account. If you wish to have us tender your Notes pursuant to the Offer, please so instruct us by completing, executing and returning to us the instruction form that appears on the next page.

     IMPORTANT: THE LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF), WITH ANY REQUIRED SIGNATURE GUARANTEES, TOGETHER WITH THE NOTES AND ALL OTHER REQUIRED DOCUMENTS OR THE NOTICE OF GUARANTEED DELIVERY, MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE IN ORDER FOR HOLDERS TO RECEIVE THE TENDER OFFER CONSIDERATION.
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                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
           ALL OUTSTANDING 6% CONVERTIBLE SUBORDINATED NOTES DUE 2007
                             CUSIP NO. 922815 AA 3
                                       OF
                               VENTRO CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer by Ventro Corporation with respect to its 6% convertible subordinated notes due 2007.

     THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF 6% CONVERTIBLE SUBORDINATED NOTES DUE 2007 HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE DATED FEBRUARY 26, 2001, AND THE RELATED LETTER OF TRANSMITTAL.

Account Number:
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Principal Amount to be Tendered:*
Dated:
---------------, 2001
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                                  SIGNATURE(S)

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                                 PRINT NAME(S)

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                                  ADDRESS(ES)

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                         AREA CODE AND TELEPHONE NUMBER

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                TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

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* Unless otherwise indicated, it will be assumed that the entire principal amount indicated above will be tendered.

                    PLEASE RETURN THIS FORM TO THE BROKERAGE
                         FIRM MAINTAINING YOUR ACCOUNT